CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
September 9, 1997